UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2010 (June 17, 2010)

AMERICAN OIL & GAS INC.
 (Exact name of registrant as specified in its charter)

Nevada	1-31900	88-0451554
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 17th Street, Suite 2400 Denver, CO	80265
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 991-0173

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 17, 2010, we entered into a two-year employment agreement with Andrew Calerich, our President, at his current annual salary of $257,000, which may be increased from time to time. The employment agreement may be terminated for cause, in which event compensation and benefits will cease as of the effective date of the termination. In the event of other termination (including death or disability, and resignation due to a requirement to relocate his principal place of business more than 50 miles from Denver, Colorado), Mr. Calerich will receive compensation and benefits until six months after the effective date of termination.

On June 17, 2010, we entered into a two-year employment agreement with Patrick D. O’Brien, our Chief Executive Officer, at his current annual salary of $200,000, which may be increased from time to time. The employment agreement may be terminated for cause, in which event compensation and benefits will cease as of the effective date of the termination. In the event of other termination (including death or disability, and resignation due to a requirement to relocate his principal place of business more than 50 miles from Denver, Colorado), Mr. O’Brien will receive compensation and benefits until six months after the effective date of termination.

On June 17, 2010, we entered into a two-year employment agreement with Bobby G. Solomon, our Vice President, at his current annual salary of $200,000, which may be increased from time to time. The employment agreement may be terminated for cause, in which event compensation and benefits will cease as of the effective date of the termination. In the event of other termination (including death or disability, and resignation due to a requirement to relocate his principal place of business more than 50 miles from Denver, Colorado), Mr. Solomon will receive compensation and benefits until six months after the effective date of termination.

On June 21, 2010, we entered into a two-year employment agreement with Don E. Schroeder, our Vice President of Land, at his current annual salary of $190,000, which may be increased from time to time. The employment agreement may be terminated for cause, in which event compensation and benefits will cease as of the effective date of the termination. In the event of other termination (including death or disability, and resignation due to a requirement to relocate his principal place of business more than 50 miles from Denver, Colorado), Mr. Schroeder will receive compensation and benefits until six months after the effective date of termination.

On June 17, 2010, we entered into amendments to employment agreements with Joseph B. Feiten, our Chief Financial Officer, and Peter Loeffler, our Vice President of Exploration and Development. Each amendment provides that, in the event of death or disability, or resignation due to a requirement to relocate his principal place of business more than 50 miles from Denver, Colorado, the Officer will receive compensation and benefits until six months after the effective date of termination.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2010

AMERICAN OIL & GAS INC.

By: /s/ Andrew P. Calerich
Andrew P. Calerich, President

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